Exhibit 10(kk)(i)
AMENDMENT NO. 1 TO THE CBS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PART B – AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2012 (THE “PLAN”)

Effective as of 11:59 PM on December 31, 2020, Section 1 of the Plan is amended by adding the following at the end thereof: “Notwithstanding any provision of the Plan to the contrary, the Plan is frozen as of December 31, 2020 and no Participant in the Plan shall accrue further benefits under the Plan after December 31, 2020. Participants’ benefits under the Plan will be determined based on credited service and eligible earnings as of December 31, 2020.”

IN WITNESS WHEREOF, pursuant to a resolution of the ViacomCBS Administrative Committee, the undersigned hereby executes this amendment this 13th day of November, 2020.

By:	/s/ Mark Beatty

Mark Beatty
FINAL